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                                                                    EXHIBIT 10.7

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, made this 25th day of June 2003, by and between RED GATE III LLC ("LANDLORD") and VANDA PHARMACEUTICALS, INC. ("TENANT").

                                   WITNESSETH:

1.    DEMISE OF PREMISES

      Landlord hereby demises unto Tenant, and Tenant hereby leases from Landlord for the terms and upon the conditions set forth in this Lease 7,200 square feet of space in the building located at 9620 Medical Center Drive, Suite 201, Rockville, Maryland (the "Building"), as set forth on Exhibit A, hereto attached, said space being referred to as the "Premises."

2.    TERM

      The term of this Lease shall be for a period of 5 years, commencing on the 1st day of July 2003, and terminating on the 30th day of June 2008, with an option for an additional 5 years on the same terms and conditions in this Lease, provided that Tenant shall have given the Landlord written notice of Tenant's intention to do so at least six (6) months prior to the expiration of this Lease and that Tenant is not in default under this Lease.

3.    RENT

      The Tenant shall pay to the Landlord an annual rental (herein called "Minimum Rent") in the amount of ONE HUNDRED SEVENTY TWO THOUSAND EIGHT HUNDRED and NO/100 DOLLARS ($172,800.00), subject to adjustment as hereinafter set forth, payable without deduction or set off in equal monthly installments of FOURTEEN THOUSAND FOUR HUNDRED and NO/100 DOLLARS ($14,400.00) in advance, the first installment of which is due and payable upon signing of the Lease and upon commencement all subsequent installments due and payable on the first day of each calendar month thereafter during the term of the Lease until the total rent provided for herein is paid. No payment by Tenant or receipt of Landlord of a lesser amount than a monthly installment of rent herein stipulated, or endorsement or statement on any check or any letter accompanying any check for payment as rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease.

4.    ADJUSTMENT OF MINIMUM RENT

      The Minimum Rent shall be increased at the end of each lease year during the term hereby by three percent (3%) of the rent then being paid. There shall be no additional pass-throughs of increases in operating expenses except for real estate taxes or as otherwise provided for herein.

5.    REAL ESTATE TAXES

      In the event the real estate taxes levied or assessed against the land and Building on which the Premises are a part in future tax years are greater than the real estate taxes for the Base Year, the Tenant shall pay within thirty (30) days after

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      submission of the bill to Tenant for the increase in real estate taxes, as additional rent, a proportionate share of such increase, which proportionate share shall be computed at 11.0% of the increase in taxes, but shall exclude any fine, penalty, or interest charge for late or non-payment of taxes by Landlord. The Base Year shall be July 1, 2003, to June 30, 2004.

      Any reasonable expense incurred by Landlord (including counsel fees) in contesting any tax increase shall be included as an item of taxes for the purpose of computing additional rent due Landlord. Landlord, however, shall be under no obligation to contest any tax increase.

6.    UTILITIES

      Tenant shall be responsible for the payment of all utilities used or consumed by the Tenant in and upon the Premises. Electric and Gas shall be separately metered. Water shall be either separately metered or an equitable allocation made between the Tenants in the Building based on the quantity of water consumed. In the event any utility service to the Premises shall be interrupted for a period of more than two (2) days due to the negligence or willful misconduct of Landlord, its agents or servants, the Minimum Rent shall abate until such services are fully rendered.

      Landlord shall not be liable to Tenant for any damage or inconvenience caused by the cessation or interruption of any utility service, or the elevators in the Building, occasioned by fire, accident, strike or other cause beyond Landlord's control.

7.    USE OF PREMISES

      Tenant shall use the Premises only for laboratory and office purposes consistent with Tenant's business, and for no other purpose, except as approved by Landlord in advance, in writing, which approval shall not be unreasonably withheld. Tenant shall not make any use of the Premises which would disturb the quiet enjoyment of the Landlord or other tenants in the Building or prejudice or increase the fire insurance premium for the Building, and shall comply with all laws and regulations of all governmental authorities pertaining to Tenant's use of Premises.

8.    WASTE REMOVAL

      Tenant shall be responsible for removal of waste generated by Tenant's operation. This includes waste service fees levied by local jurisdictions.

9.    HAZARDOUS MATERIALS

      Tenant shall be permitted to store Hazardous Materials on the Premises and shall comply with all laws and regulations of all governmental authorities pertaining to Tenant's use of the Premises, including, without limitation, all Environmental Laws (as hereinafter defined) and laws pertaining to Hazardous Materials and Air and Water Quality. The term "Hazardous Materials" means and includes any petroleum products and/or any hazardous toxic or other dangerous waste, substance or material defined as such in the Environmental Laws. The term "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning the use or storage of Hazardous Materials. All such materials must be completely removed upon expiration of this Lease, and any de-contamination

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      certificates required by the Landlord or any government authority must be obtained and delivered to the Landlord.

      Tenant shall obtain and maintain, in full force and effect, all necessary government licenses, permits and approvals legally required for materials used in the conduct of its business. If the presence of any Hazardous Materials on the Premises caused or permitted by Tenant results in any contamination of the Premises or any portion of the Building or Common Areas, Tenant shall promptly take all actions, at its sole expense, necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials, provided that all such actions shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld.

      At the Commencement Date of the Lease and on January 1 of each year thereafter, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which are to be stored, used or disposed of on the Premises.

      Any Hazardous Materials stored or used on the Premises must not in any way prejudice the Landlord's insurance or increase the fire hazards to a greater extent than necessarily incident to the business for which the Premises are leased.

10.   LATE CHARGE

      If any installment of rent accruing herein shall not be paid within five
      (5) days of due date, and other sums not paid within fifteen (15) days after written notice to Tenant, such installment and other sums shall be increased without affecting the Landlord's other rights under this Lease, by a late charge of ten percent (10%) of the delinquent installment. Anything contained herein to the contrary notwithstanding.

11.   REPAIRS AND MAINTENANCE

      Landlord shall be responsible for all structural repairs, including repairs to the roof and load-bearing walls of the Building, for maintaining the parking area and sidewalks, and the Common Areas (as hereinafter defined) in the Building.

      The Tenant shall be responsible for the maintenance and repair of the Premises and all fixtures, appliances and equipment therein, including, but not limited to, the Heating and Air Conditioning system(s) serving Tenant's suite. Landlord will pay for major Heating and Air Conditioning component replacement and all repairs to the Landlord installed heating and air conditioning system(s) in excess of Three Hundred Dollars ($300.00) per occurrence per Heating and Air Conditioning unit.

      Tenant shall provide its own char service. Tenant, at its sole expense, shall keep all Tenant fixtures and equipment in the Premises in safe and sanitary condition and good order and repair, together with related plumbing, electrical or other utility service, whether installed by Tenant or by Landlord on Tenant's behalf. Tenant shall pay for all damage to the Building and any fixtures and appurtenances related thereto due to the malfunction, lack of repair, or improper installation of the Tenant's fixtures and equipment.

12.   COMMON AREAS

      In addition to the use of the Premises, Tenant, its employees and business invitees shall have the right to use the Common Areas in common with Landlord

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      and other tenants of the Building, their employees and visitors. The term
      "Common Areas" shall mean those portions of the Building and the land upon which the Building is erected which Landlord may from time to time designate for Tenant's non-exclusive use, which may include the entrance, foyer and lobby corridors, lavatories, stairwells, elevators, and parking areas. All Common Areas shall be subject to the exclusive control of the Landlord. The Landlord shall operate, manage, light and maintain the Common Areas. Landlord reserves the right to change the size, area, level, location and arrangement of the Common Areas and any such change or rearrangement shall not affect the obligations of the Landlord and Tenant hereunder.

13.   LANDLORD'S WORK PRIOR TO COMMENCEMENT OF TERM

      None. Landlord delivers the Premises "As Is." Landlord will reimburse Tenant up to $14,400.00 for carpet and up to $14,400.00 for paint when Tenant has presented paid invoices to Landlord showing the work has been completed and Landlord has inspected the work. All coordination for this work is the responsibility of the Tenant. This offer is null and void after June 30, 2004.

14.   TENANT ALTERATIONS

      All alterations, improvements, or additions to the demised Premises to be made by Tenant shall be subject to the written consent of the Landlord, which consent shall not be unreasonably withheld, provided such alterations and improvements do not weaken the structural integrity of the Building or detract from its dignity and/or uniformity. All alterations and improvements and/or additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of the Landlord, unless Landlord shall, at the time of approval of the alteration, provide written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and/or additions, and restore the Premises to the same good order and condition in which it was at the commencement of this Lease, reasonable wear and tear and unavoidable casualty excepted. Should Tenant fail to do so, Landlord may do so, collecting the reasonable cost and expense thereof from Tenant as additional rent.

15.   TRADE FIXTURES

      All trade fixtures, telephone equipment, and apparatus installed by Tenant in the Premises shall remain the property of Tenant and shall be removed at the expiration or earlier termination of this Lease and, upon such removal, Tenant shall repair any damage caused by the removal and shall promptly restore the Premises to their good order and condition. Any such trade fixture not removed prior to such termination shall be considered abandoned property, but such abandonment shall not release Tenant of its obligation to pay for the cost of removing such trade fixtures and repairing any damage caused by the removal.

16.   EQUIPMENT/BENCHWORK

      Landlord provides the Laboratory Equipment and Benchwork listed below. It is the Tenant's responsibility to maintain, and service these items by obtaining service contracts with qualified vendors. All costs associated with the repair and maintenance of these items is Tenant's responsibility. These conditions remain in effect throughout the term of the Lease.

                  a) Crystal Tips Ice Machine Model BRS-725

                  b) Bulk Gas Manifold with Distribution Lines

                  c) 4' Bench Top Fume Hood

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                  d) Sensaphone 1108 Monitor System

                  e) Laboratory Benchwork and Shelving with related fixtures

      NOTE: The above items remain the properly of the Landlord.

17.   QUIET ENJOYMENT

      Landlord covenants that, upon payment of the rent herein provided and performance by the Tenant of all other covenants herein contained, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term hereof and options.

18.   SURRENDER OF PREMISES

      Upon the expiration or termination of this Lease, Tenant shall quit and surrender the Premises to the Landlord broom clean and shall remove all of its property therefrom. If the removal of any such property shall result in damaging the Premises, or leaving any holes in the floors, walls or ceiling therein, the Tenant shall make the appropriate repairs with Landlord approved building materials prior to the expiration of this Lease. The obligation of this paragraph shall survive the termination of the Lease.

19.   INSURANCE

      Tenant covenants and agrees to maintain and carry, at all times during the term of this Lease, in companies qualified and authorized to transact business in the State of Maryland, general liability insurance in amounts of $500,000.00 per person, $1,000,000.00 per occurrence and $100,000.00 for damage to property on the Premises or arising out of the use thereof by Tenant or its agents. All policies of insurance shall provide that they may not be canceled, except on thirty (30) days written notice to Landlord, and all such policies shall name Landlord as an additional insured.

      Prior to commencement, Tenant shall furnish Landlord with satisfactory proof that the insurance herein provided for is at all times in full force and effect. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured on account of any loss, damage or liability, then such party hereby releases the other party to (and only to) the extent of the amount of such proceeds, from any and all liability for such loss or damage, notwithstanding negligent or intentionally tortuous act or omission of the other party, its agents or employees; provided, such release shall be effective only as to a loss of damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy.

20.   INDEMNIFICATION

      Tenant shall indemnify and hold harmless the Landlord from, and name LANDLORD as additional insured on policy regarding, any and all liability, damage, expense, cause of action, or claims arising out of injury to persons or to property on the Premises, except for the negligence or willful misconduct of Landlord, its agents, employees, or servants.

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21. DAMAGE BY FIRE OR CASUALTY

      (a) If the Premises are damaged by fire or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord, at its own expense, and subject to the limitations set forth in this Lease, shall cause such damage to be repaired and the Minimum Rent and Additional Rent shall not be abated.

            If, by reason of any damage or destruction, the Premises shall be rendered untenantable in whole or in part and cannot be repaired and made tenantable within one hundred twenty (120) days after such damage: (i) Landlord, at its option and its own expense, may cause the damage to be repaired and the Minimum Rent and Additional Rent shall be abated proportionately as to the portion of the Premises rendered untenantable while it is untenantable; or (ii) Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days of the occurrence of such damage or destruction, to terminate this Lease, whereupon the Minimum Rent and Additional Rent shall be adjusted as of the date of such termination.

      (b) In the event that twenty-five percent (25%) or more of the rentable floor area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding that the Premises may be unaffected by such fire or other damage, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty
            (30) days after such occurrence, to terminate this Lease. Upon the giving of such notice, the Minimum Rent and Additional Rent shall be adjusted as of the date of termination and This Lease shall thereupon terminate.

22.   ASSIGNMENT OR SUBLETTING

      Tenant acknowledges that Landlord has entered into this Lease because of Tenant's financial strength, goodwill, ability and expertise and that accordingly, this lease is personal to Tenant. Taking this into consideration, tenant shall not assign, mortgage, sublet, pledge or encumber this Lease, in whole or in part, except with the written consent of the Landlord, which shall not be unreasonably withheld or delayed. Tenant agrees that, in the event of any such assignment or subletting, Tenant shall nevertheless remain liable for the performance of all terms, covenants, and conditions of this Lease.

      In the event the Landlord consents to an assignment of the Lease, any money or consideration to be paid to Tenant for the assignment shall be paid to the Landlord as partial consideration for the Landlord's consent to the assignment.

      In the event the Landlord consents to a sublease of the Premises, or any portion thereof, Tenant shall pay to the Landlord a sum equal to (1) any money, rent or other consideration paid to the Tenant by any subtenant in excess of the pro-rata portion of the rent for such space then being paid by Tenant to Landlord under this Lease and (2) any other profit or gain realized by the Tenant from such subletting. All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon the receipt thereof by Tenant.

23.   SUBORDINATION AND ATTORNMENT

      This Lease shall be subject to and subordinate at all times to the lien of any mortgage and/ or deeds of trust and all land leases now or hereafter made on any portion of the Premises, and to all advances thereunder, provided the mortgagee or trustee named in said mortgage or deed of trust shall agree to recognize this

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      Lease and agrees, in the event of foreclosure, not to disturb the Tenant's possession hereunder, provided Tenant is not in default under this Lease. This subordination shall be self-operative and no further instrument of subordination shall be required.

      If any proceedings are commenced to foreclose any mortgage or deed of trust encumbering the Premises, Tenant agrees to attorn to the purchaser at the foreclosure sale, if requested to do so by any such purchaser, and to recognize such purchaser as the Landlord under this Lease, provided purchaser shall agree that Tenant's rights hereunder shall not be disturbed so long as Tenant has not committed any event of default as to which the applicable cure period has expired.

24.   CONDEMNATION

      (a) If the whole of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, condemnation or conveyance in lieu thereof, then this Lease shall terminate as of the date on which possession of the Premises is required to be surrendered to the condemning authority and the Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant shall have the right to claim, however, the unamortized cost of any improvements or additions made to the Premises by Tenant at its cost, the value of any Tenant fixtures and furnishings and any moving expenses.

      (b) If a portion of the Premises shall be so taken or conveyed, and if such partial taking or conveyance shall render the Premises unsuitable for the business of the Tenant, then the term of this Lease shall cease and terminate as of the date on which possession of the portion of the Premises is surrendered to the condemning authority, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease.

            In the event such partial taking or conveyance is not extensive enough to render the Premises untenantable for the business of Tenant, this Lease shall continue in full force and effect, except that the Minimum Rent shall be reduced in the same proportion that the floor area of the Premises so taken or conveyed bears to such floor area immediately prior to such taking or conveyance.

            In the event of such partial taking and continuation of Lease, Landlord shall promptly restore the Premises as nearly as practical to the condition comparable to that which existed prior to the condemnation.

25.   EVENTS OF DEFAULT

      The occurrence of any of the following shall constitute an event of default hereunder:

      (a) Failure of Tenant to pay installment of rent within five (5) days of the due date, or failure of Tenant to pay within fifteen (15) days after receipt of written notice any other sum herein required to be paid by Tenant.

      (b) Tenant's failure to perform any other covenant or condition of this Lease within thirty (30) days after receipt of written notice and demand, unless the failure is of such a character as to require more than thirty (30) days to cure in which event Tenant's failure to proceed diligently to cure such

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      failure shall constitute an event of default.

26.   LANDLORD'S REMEDIES

      Upon the occurrence of any event of default, Landlord may, at Landlord's sole option, exercise any or all of the following remedies, together with any such other remedies as may be available to Landlord at law or in equity.

      (a) Landlord may terminate this Lease by giving Tenant written notice of its election to do so, as of a specified date not less than thirty
            (30) days after the date of the giving of such notice and this Lease shall then expire on the date so specified, and Landlord shall then be entitled to immediately regain possession of the Premises as if the date had been originally fixed as the expiration date of the term of this Lease. Landlord may then re-enter upon the Premises, either with or without due process of law, and remove all persons therefrom, the statutory notice to quit or any other notice to quit being hereby expressly waived by Tenant. Tenant expressly agrees that the exercise by Landlord of the right of re-entry shall not be a bar to or prejudice in any way other legal remedies available to Landlord. In that event, Landlord shall be entitled to recover from Tenant as and for liquidated damages an amount equal to the rent and additional rent reserved in this Lease less any and all amounts received by Landlord from the rental of the Premises to another tenant. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount may be greater, equal to, or less than the amount of the difference referred to above, and the Landlord may, in his own name, but as agent for Tenant, re-let the Premises. Any recovery by the Landlord shall be limited to the rent hereunder (plus any costs incurred in re-letting) less any rent actually paid by the new tenant.

      (b) No termination of this Lease or any taking of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant for past or future rent, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent, be construed as a waiver of the right to obtain possession of the Premises.

      (c) In addition to any damages becoming due under this paragraph, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord an amount equal to all expenses, including attorneys' fees, if any, incurred by the Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of said Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses are incurred by the Landlord.

      (d) In the event of a default or threatened default by Tenant of any of the terms or conditions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed by law or in equity as if no specific remedies of Landlord were set forth in this Lease.

      (e) If default be made and a compromise and settlement shall be had thereupon, it shall not constitute a waiver of any covenant herein contained, nor of the Lease itself.

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27.   RIGHTS OF LANDLORD

      Landlord reserves the following rights with respect to the Premises:

      (a) During normal business hours, upon 24 hours notice, to go upon and inspect the Premises, and at Landlord's option, to make repairs, alterations and additions to the Premises or the Building of which the Premises are a part, provided there is no interference with Tenant's occupancy. An Agent of the Tenant may be present for inspection, if requested by Tenant.

      (b) To display, within sixty (60) days prior to the expiration of this Lease or after notice from either party of intention to terminate this Lease, a "For Rent" sign, and all of said signs which shall be placed upon such part of the Premises as Landlord shall determine, except on doors leading into the Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Premises during normal business hours following adequate notice to Tenant.

      (c) To install, place upon, or fix to the roof and exterior walls of the Premises, equipment, signs, displays, antennae, and any other object or structure of any kind, providing the same shall not materially impair the structural integrity of the Building or interfere with Tenant's occupancy.

28.   HOLDING OVER

      If Tenant holds possession of the Premises after the termination of this Lease or any renewal or extension thereof, Tenant shall become a Tenant from month to month at 150% of the then current escalated rental rate.

29.   WAIVER OF CLAIMS

      Except as may result from their negligence, Landlord and Landlord's agents, employees, and contractors shall not be liable for, and Tenant hereby releases all claims for, damages to persons or property sustained by Tenant (or any person claiming through Tenant) resulting from any fire, accident, occurrence or condition in or upon the Premises or Building, including but not limited to such claims for damage resulting from (1) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, water pipes, stairs, railings or walks; (2) any equipment or apparatus becoming out of repair; (3) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank, upon or about such building or premises; (4) the backing up of any sewer pipe or downspout; (5) the escape of steam or hot water; (6) water, snow or ice being upon or coming through the roof or any other place upon or near the Building or Premises or otherwise; (7) the falling of any fixtures, plaster or stucco; (8) broken glass; and (9) any act or omission of occupants of adjoining or contiguous property or buildings.

30.   NOTICE

      All notices required under this Lease shall be given in writing and shall be deemed to be properly serviced if sent by certified or registered United States Mail, postage prepaid, as follows:

               If to the Landlord:   RED GATE III LLC
                                     15215 Shady Grove Road
                                     Suite 201
                                     Rockville, Maryland 20850

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              If to the Tenant:     VANDA PHARMACEUTICALS, INC.
                                    9620 Medical Center Drive Suite
                                    201 Rockville, Maryland 20850

      or to such other address as either may have designated from time to time by written notice to the other. The date of service of such notices shall be the date such notices are deposited in any United Slates Post Office.

31.   COVENANTS OF TENANT

      Tenant covenants and agrees:

      (a) To give to Landlord prompt written notice of any accident, fire, or damage occurring on or to the Premises.

      (b) To keep the thermostats in the Premises set at a temperature sufficient to prevent freezing of water pipes, fixtures and HVAC units.

      (c) To keep the Premises clean, orderly, sanitary, and free from all objectionable odors and from insects, vermin and other pests.

      (d) To comply with the requirements of the State, Federal and County statutes, ordinances, and regulations applicable to Tenant and its use of the Premises, and to save Landlord harmless from penalties, fines, costs, and expenses resulting from failure to do so, provided Tenant shall not be obligated to make structural repairs or alterations to so comply.

      (e) Tenant shall promptly pay all contractors, suppliers of material and persons it engages to perform work and provide materials for construction work on the Premises so as to minimize the possibility of a lien attaching to the Premises. Should any such lien be made or filed, Tenant shall cause the same to be discharged and released of record by bond or otherwise within ten (10) days of receipt of written request from Landlord.

      (f)   Tenant is responsible for the security of the Premises.

32.   LANDLORD'S RIGHT TO ALTER SITE PLAN

      LANDLORD shall, from time to time, have the right to alter or modify the site plan of the Building and to rearrange the driveways and parking areas, as well as the entrance and exits to the Premises.

33.   PARKING SPACES

      LANDLORD agrees to furnish 3 1/3 unreserved parking spaces per thousand square feet of space occupied by the TENANT.

34.   ENTIRE AGREEMENT

      This Lease contains the entire agreement of the parties. There are no oral agreements existing between them.

35.   SUCCESSORS AND ASSIGNS

      This Lease, and the covenants and conditions herein contained shall inure to the benefit of and be binding upon the Landlord, its successors and assigns, and shall inure to the benefit of and be binding upon the Tenant, its successors and assigns,

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      if permitted.

36.   BANKRUPTCY

      If Tenant shall make an assignment of its assets for the benefit of creditors, or if Tenant shall file a voluntary petition in bankruptcy, or if any involuntary petition in bankruptcy or for receivership be instituted against the Tenant and the same be not dismissed within thirty
      (30) days of the filing thereof, or if Tenant shall be adjudged bankrupt, then and in any of said events, this Lease shall immediately cease and terminate at the option of the Landlord with the same force and effect as though the date of said event was the date herein fixed for expiration of the term of this Lease.

37.   NON-DELIVERY

      In the event the Landlord shall be unable to give possession of the Premises because Human Genome Sciences, Inc., has not released the Premises under the terms of their Lease or for any other cause reasonably beyond the control of the Landlord, the Landlord shall not be liable to Tenant for any damage resulting from failure to give possession.

38.   PARTIAL INVALIDITY

      If any term, covenant, or condition of this Lease or the application thereof to any person or circumstance shall be held to be invalid and unenforceable, the remainder of this Lease, and the application of such terms, covenants, or conditions shall be valid and enforceable to the fullest extent permitted by law.

39.   FORCE MAJEUR

      With the exception of those provisions contained herein regarding the payment of rent, the inability of either party to perform any of the terms, covenants or conditions of this Lease shall not be deemed a default if the same shall be due to any cause beyond the control of that party.

40.   ESTOPPEL CERTIFICATE

      The Tenant shall from time to time, within five (5) days after being requested to do so by the Landlord or any Mortgagee, execute, acknowledge and deliver to the Landlord (or, at the Landlord's request, to any existing or prospective purchaser, transferee, assignee or Mortgagee of any or all of the Premises) an instrument in recordable form, certifying
      (a) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification);
      (b) as to the dates to which the Minimum Rent and other charges arising hereunder have been paid; (c) as to the amount of any prepaid Rent or any credit due to the Tenant hereunder; (d) that the Tenant has accepted possession of the Premises, and the date on which the Term commenced; (e) as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord or the Tenant is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (f) as to any other fact or condition reasonably requested by the Landlord or such other addressee. In the event the Tenant fails or refuses to provide such a certificate, Tenant shall be liable to Landlord for any loss or damage (including reasonable counsel fees) arising out of or in connection with such failure or refusal.

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IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed on the year and date first written.

                                          LANDLORD:

WITNESS:                                  RED GATE III LLC

/s/ Ross L. Englehart                     /s/ William M. Rickman
--------------------------                ----------------------------------
Ross L. Englehart                         By: William M. Rickman

                                          TENANT:

WITNESS:                                  VANDA PHARMACEUTICALS, INC.

/s/ Jennifer Masella                      /s/ M. H. Polymeropoulos
--------------------------                ----------------------------------
Jennifer Masella                          By: M. H. Polymeropoulos

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                                  [FLOOR PLAN]